Exhibit 99.1.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: July 1, 2016

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Bruce Campbell
	Name:	Bruce Campbell
	Title:	Chief Development, Distribution and Legal Officer

DISCOVERY LIGHTNING INVESTMENTS LTD.

By:	/s/ Roanne Weekes
	Name:	Roanne Weekes
	Title:	Director